Exhibit 99.2

RADIANT LOGISTICS PRICES PUBLIC OFFERING OF COMMON STOCK

BELLEVUE, WA July 16, 2015 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multimodal transportation services company, today announced the pricing of an underwritten public offering of 6,666,667 shares of its common stock at a price of $6.75 per share. The offering includes 5,333,334 shares offered by Radiant and 1,333,333 shares offered by certain selling stockholders of Radiant. Radiant and the selling stockholders have also granted to the underwriters a 30-day option to acquire an additional 800,000 shares from Radiant and 200,000 shares from the selling stockholders to cover over-allotments, if any, in connection with the offering. After the underwriting discount and estimated offering expenses payable by Radiant, the net proceeds are expected to be approximately $41.7 million, not including any proceeds that Radiant and the selling stockholders may receive if the underwriters exercise their over-allotment option. Radiant will not receive any proceeds from the sale of shares by any selling stockholders. The offering is expected to close on or about July 21, 2015, subject to customary closing conditions.

Radiant intends to use the net proceeds from the offering to repay outstanding indebtedness on its senior credit facility and, to the extent there are any remaining proceeds after such repayment, for general corporate purposes, including to fund working capital.

In connection with the offering, Cowen and Company, LLC and BB&T Capital Markets, a division of BB&T Securities, LLC, are acting as joint book-running managers.

The shares are being offered pursuant to an effective shelf registration statement. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

This offering is being made only by means of a prospectus and related prospectus supplement, which have been filed with the Securities and Exchange Commission (SEC), and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, from Cowen and Company, LLC, c/o Broadridge Financial Services, Attention:

Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by calling (631) 274-2806, or by fax at (631) 254-7140; or from BB&T Capital Markets, Attention: Syndicate Department, 901 East Byrd Street, 3rd Floor, Richmond, VA 23219, by calling (804) 782-8726, or by email at prospectusrequests@bbandtcm.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics (www.radiantdelivers.com) is a comprehensive North American provider of third party logistics and multimodal transportation services. As a non-asset provider, with minimal investment in equipment, the company delivers advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America under the Radiant®, Wheels™, On-Time™, Airgroup®, Adcom®, DBA™, Service By Air™, and Highways and Skyways™ network brands. Through its comprehensive service offering, the company provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are subject to the safe harbor created by these sections and the Private Securities Litigation Reform Act of 1995, as amended.

Any statements that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “project,” “continue,” or “pursue,” or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to them at the time such statements were made. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this announcement. In this press release, statements regarding the stock offering are forward-looking statements. The forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether we are able to raise capital through the sale of common stock in the offering, the final terms of the offering, market and other conditions, the satisfaction of customary closing conditions related to the offering, our business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. We caution you that other important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements. See “Risk Factors” in Part I, Item 1A of our Form 10-K for the fiscal year ended June 30, 2014 and our other reports filed with the SEC, including our Form 10-Q for the quarter ended March 31, 2015 and the prospectus supplement and accompanying prospectus filed with the SEC in connection with the offering described herein.

Forward looking statements speak only as of the date such statements are made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in filings that we make from time to time with the SEC.

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Investor Contact: Stonegate, Inc. Casey Stegman 972-850-2001 casey@stonegateinc.com	Media Contact: Radiant Logistics, Inc. Ryan McBride (425) 943-4533 rmcbride@radiantdelivers.com